Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

AMENDMENT # 4 TO

API MANUFACTURING AND SUPPLY AGREEMENT

This Amendment # 4 to API Manufacturing and Supply Agreement (this “Amendment # 4”), is entered into as of April 29, 2013 by and between Optimer Pharmaceuticals, Inc. (“Optimer”) and Biocon Limited (“Biocon”).

RECITALS

Whereas, Optimer and Biocon have previously entered into an API Manufacturing and Supply Agreement dated May 18, 2010 (the “Agreement”); and

Whereas, the parties wish to amend the Agreement as set forth in this Amendment # 4.

Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optimer and Biocon agree as follows:

AGREEMENT

1.              Section 6.3 is hereby amended and restated as follows:

During the term of this Agreement, one (1) calendar quarter prior to the beginning of each applicable calendar quarter, Optimer shall provide Biocon with a rolling forecast of its requirements of Product from Biocon for the applicable calendar quarter and the following calendar quarter (“Binding Forecast”) as well as a forecast for its estimated requirements of Product from Biocon for the two calendar quarters following the Binding Forecast (Non Binding Forecast”). Without prejudice to the foregoing, Schedule 6.3 contains Optimer’s non-binding, anticipated forecasts of the quantities of Product required pursuant to this Agreement (which forecasts are subject to revision in accordance with this Agreement, and shall not be deemed a Non-Binding or Binding Forecast). Optimer shall promptly notify Biocon if Optimer believes in good faith that the amount which will be specified in the next Binding Forecast will be more than [***] or less than [***] of the amount in the current Non-Binding Forecast for the same calendar quarter. If Optimer notifies Biocon that it believes the amount of Product in the next Binding Forecast will be more than [***] of the amount set forth in the current Non-Binding Forecast for the same calendar quarter, Biocon shall thereafter, subject to the capacity limitations in section 5.1, use Commercially Reasonable and Diligent Efforts to enable the supply of such greater amount of Product in such subsequent calendar quarter and shall promptly notify Optimer if it will be unable to supply such amount.  For purposes of clarification, Biocon shall not be deemed to be in breach of this Agreement if it is unable to supply an amount of Product in a Binding

Forecast which is greater than [***] of the amount set forth in the previous Non-Binding Forecast for the same calendar quarter.

2.              Section 6.4 is hereby amended and restated as follows:

Notwithstanding anything contained in Section 5.3 or Section 6.3, in the event the amount of Product set forth in Optimer’s Binding Forecast, when combined with the amount of Product set forth in Binding Forecast covering the preceding two calendar quarters (and only if the provisions of Section 6.1(b) were not in effect for any of such four calendar quarters), is below [***] of Product (representing [***] of the maximum amount of Product that can be manufactured in a calendar year at Campus and Park), Biocon shall be entitled to utilize the dedicated capacity at Park to produce Permitted Products in such calendar quarter, subject to the remainder of this Section 6.4. Such production of Permitted Products shall only be undertaken with Optimer’s prior written approval, which shall not be unreasonably withheld provided Biocon demonstrates and certifies in writing to Optimer, including through relevant cleaning experimental data (via cleaning validation), that (a) cross-contamination with other Permitted Products will not affect the quality of the Product to be produced in accordance with the Specifications pursuant to this Agreement and (b) the use of the dedicated capacity at Park for the production of Permitted Products will not otherwise adversely affect Biocon’s ability to fully perform its future obligations under this Agreement.

In the event that Biocon is entitled to produce Permitted Products pursuant to the preceding paragraph and Biocon has not had an obligation or use to manufacture any Permitted Product which can be manufactured using the [***] Equipment for a period exceeding [***] prior to the beginning of the calendar quarter in which Biocon is so entitled to produce Permitted Products, Biocon shall be allowed to use the [***] Equipment in such calendar quarter for Prohibited Products, subject to all of the requirements set forth in the preceding paragraph with respect to the manufacture of Permitted Products.

3                 Schedule 6.3 of the Agreement is hereby amended and restated as per revised Schedule 6.3 attached to this Amendment # 4.

4                 Section 7.10 is hereby amended and restated as follows:

Biocon shall provide Optimer, Optimer’s representatives, and Optimer’s business partners with access to Biocon’s manufacturing facilities to conduct quality audits as defined in the Quality Agreement. Biocon shall provide Optimer, Optimer’s representatives, and Optimer’s business partners with access during reasonable business hours and after reasonable notice to those areas of Biocon’s manufacturing facilities where Product or raw materials for Product is manufactured, stored or handled and to manufacturing records, and testing and control records (including without limitation release and stability records), of Product manufactured by Biocon, so that Optimer, Optimer’s representatives, and Optimer’s business partners may perform due diligence audits of such facilities and activities. The duration of each due diligence inspection shall not exceed two (2) days per manufacturing site.  Biocon shall charge Optimer [***] per day for each due diligence audit.

5.              Schedule 9.1 of the Agreement is hereby amended and restated as per revised Schedule 9.1 attached to this Amendment # 4.

6.              Section 9.4 of the Agreement is hereby amended and restated as follows:

The parties hereby agree to negotiate in good faith an adjustment to the price of the Product specified in Schedule 9.1 to compensate for the following:

i.      Any increase or decrease in the cost of manufacturing the Product caused by a variation in the prices of the primary raw materials in excess of [***] excluding [***] (including due to inflation). The party requesting the price adjustment must be able to demonstrate the requisite increase or decrease in the price of such primary raw materials through supplier invoices and/or other means, including, as applicable, the wholesale price index published by the Department of Economic Affairs, Ministry of Finance, Government of India. Further, any price adjustment required by this Section shall be applied not more than twice every calendar year and shall be applied to Purchase Orders issued in the following half year beginning January 1 and July 1 of each calendar year following the price agreement.

ii.   Any increase in the price of [***] from the Base Price. Base price of [***] = [***]. Biocon shall communicate [***] price as per Section 7.2 of this Agreement.

7.              Section 9.5 of the Agreement is hereby amended and restated as follows:

A variation in the exchange rate between the United States dollar and Indian rupee calculated using the daily moving average for the immediately preceding twelve (12) months of any financial year (the “Yearly Average”) in excess of [***] compared to the Base Rate shall result in a price adjustment. The Base Rate for the purpose of this Agreement shall be 1 United States dollar equals Indian rupee [***]. The financial year for the purpose of this Section shall mean a consecutive period of twelve (12) months beginning on 1st April of each year and ending on 31st March of the subsequent year. For the purposes of this Section, the prevailing exchange rates of any year shall be based on the United States dollar—Indian rupee exchange rate as confirmed by the Wall Street Journal, Eastern U.S. edition.

The price of Product, net of all imported material costs, shall be adjusted according to Schedule 9.5.  If the Yearly Average calculated for any financial year varies by less than [***] from the Base Rate, the price per kg of Product for the subsequent financial year shall not be adjusted from the current value. For clarification purposes only, illustrative price adjustments pursuant to this Section are set forth in Schedule 9.5 attached to this Amendment # 4.

Any price adjustment required by this Section shall be applied at the beginning of the following financial year and such adjusted price shall be applicable to supplies due in the following financial year.

8.              Schedule 9.6 of the Agreement has been deleted in its entirety.

9.              This Amendment # 4 shall be effective on the date first set forth above. However, notwithstanding anything contained herein to the contrary, Section 9.4 and Section 9.5 are effective retrospectively from July 9, 2012.

10.       Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect, and capitalized terms used but not defined in this Amendment # 4 shall continue to have the meaning set forth in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment # 4 on the date set forth above.

For Biocon Limited		For Optimer Pharmaceuticals, Inc

1.	/s/ Rakesh Bamzai	/s/ Bridget Noe

Name: Rakesh Bamzai		Name:

Title: President-Marketing		Title:

2.	/s/ Murali Krishnan K.N.

Name: Murali Krishnan K.N.

Title: President – Group Finance

SCHEDULE 6.3

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SCHEDULE 9.1

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SCHEDULE 9.5

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